Exhibit 99.1

[NATCO Group Logo]	PRESS RELEASE

2950 North Loop West, Suite 700

Houston, TX 77092

Phone: (713) 685-8082 Fax: (713) 683-7841

NATCO Group Announces 4th Quarter Results; Reports on Status of Initiatives
Reaffirms Guidance	Houston, March 30, 2005

NATCO Group Inc. (NYSE: NTG) announced today fourth quarter 2004 revenue and net loss allocable to common shareholders of $91.8 million and $0.4 million, respectively, as compared to revenue and net loss allocable to common shareholders of $77.0 million and $0.8 million for the fourth quarter 2003. The loss per share for the fourth quarter of 2004 was $0.02, compared with a loss of $0.05 per share for the same quarter in 2003.

Total Segment Profit (defined as gross profit less selling general and administrative expenses) for the quarter was $7.3 million, compared to $4.4 million for the fourth quarter of 2003.

Included in the quarterly results are expenses associated with the Company’s previously announced restructuring and cost initiatives, net foreign exchange transaction losses, tax valuation allowances and the impact of a change in annual effective tax rate totaling $3.3 million, pre-tax. Excluding these charges and similar costs of $2.0 million incurred in the fourth quarter of 2003, the Company’s earnings per share for the fourth quarter of 2004 was $0.14 per share, compared to $0.04 per share for the prior year’s quarter (See Unaudited Reconciliation of Earnings and Earnings Per Share to Non-GAAP Disclosures).

For the full year, the Company reported revenue of $321.5 million and a net loss allocable to common shareholders of $0.9 million, or $0.06 per share, compared with 2003 revenue of $281.5 million and a net loss of $1.0 million, or $0.06 per share. Excluding previously disclosed special items from each period’s results, net income allocable to common shareholders for 2004 would have been $4.7 million, or $0.30 per share, compared with $1.3 million, or $0.08 per share for 2003.

Total Segment Profit for 2004 was $20.5 million compared with $14.5 million for 2003. Backlog as of December 31, 2004 was $77.6 million compared with $64.0 million at year-end 2003.

John U. Clarke, NATCO’s Chief Executive Officer said, “The charges incurred during 2004 to implement our restructuring plans mask the marked improvement in our operations, particularly during the second half of the year. We had record annual revenue in 2004 and also established a new high for total Segment Profit in the fourth quarter. We are building on this momentum in 2005.”

For the quarter, North American Operations revenue increased $13.7 million, or 34%, compared to the fourth quarter of 2003, largely driven by increased activity in the U.S. and Canada. Gross margins as a percentage of revenue increased to 26.3% for the quarter compared to 23.8% for the fourth quarter of 2003, largely as a result of CO2 membrane sales during the quarter and a higher relative portion of margin attributable to the Company’s CO2 separation facility in West Texas. Backlog for North American Operations increased $19.0 million, or 125%, from December 31, 2003 to year-end 2004.

Engineered Systems revenue for the fourth quarter increased $1.7 million, or 7.2%, over the fourth quarter of 2003. Gross margins declined $1.4 million in the fourth quarter of 2004 as compared to the fourth quarter of 2003 primarily as a result of poor project execution at the Company’s U.K. subsidiary on certain jobs which are now complete. Backlog for Engineered Systems declined $4.6 million, or 10.1%, from December 31, 2003 to year-end 2004 while remaining essentially flat since the third quarter.

The Company’s Automation and Controls segment reported fourth quarter 2004 revenues essentially flat in comparison to the fourth quarter of 2003 with a gross margin contribution increase of $0.5 million. As a percentage of revenue, gross margin increased from 16.5% in the fourth quarter 2003 to 19.7% in the fourth quarter 2004 partly as a result of product mix as well as lower production and overhead expenses from a cost management program implemented earlier in 2004.

The Company expects to file its complete 10-K/A with associated Sarbanes Oxley assessment of internal controls on March 31, 2005.

Strategic Initiatives

As previously reported, in order to capitalize on competencies in the manufacture, sale and service of production equipment and systems, the Company has restructured its business reporting units by end-use markets and related technologies: Gas Technologies, Oil & Water Technologies and Automation & Controls. These changes became effective for financial reporting purposes as of January 1, 2005.

The Company also has set forth certain initiatives for 2005 to grow revenue and improve profitability. The principal objectives are to: complete the strategic repositioning of its U.K. based engineering subsidiary; implement lean management techniques across the Company in order to increase productivity and efficiency; improve returns on our sales of equipment through the Company’s North American branch distribution network; and, to reduce operating expenses and general and administrative costs while aggressively managing working capital requirements.

Clarke said, “We are currently in the final steps of executing the redundancy plan at our U.K. subsidiary which will result in the elimination of some 50 positions in the U.K. by the end of March. We have also more closely aligned its capabilities with those of our Houston based engineering staff to deliver efficiently the full array of NATCO product expertise on a global basis. When this integration effort is fully implemented, we expect to be better positioned to serve expanding markets in Russia, the Middle East, Asia, Latin America and West Africa.”

With respect to the implementation of lean management, Clarke said, “The end result of our lean management initiatives will be the creation of integrated and highly efficient business systems extending through our supply chain - engineering and design - manufacturing - distribution - sales and service support.”

Clarke added that, “Most of our North American branches are working at or near record run rates. We have more closely aligned our manufacturing production schedules with our sales forecasting which is improving customer responsiveness, aligning product mix and availability with customer demand and increasing working capital efficiencies, especially in inventory requirements.”

“Finally,” Clarke said, “We are working to reduce costs generally and to instill more focused working capital discipline across all aspects of our business.”

Guidance

The Company reiterated its earnings guidance for 2005 of $.60 to $.70 per share, with expected total Segment Profit of $28 million to $30 million.

Clarke noted, “For the first quarter of 2005, based on what we can see today, we estimate revenue of approximately $85 million and total Segment Profit of about $5.5 MM to $6.0 MM. This compares favorably with the first quarter of 2004 and provides a reasonable basis of support for our full year outlook. It is worth noting that historically the first quarter is usually our weakest reporting quarter due to winter weather and customer budget cycles.”

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

NATCO GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2004	December 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,194	$1,751
Trade accounts receivable, less allowance for doubtful accounts of $1,229 and $1,416 as of December 31, 2004 and 2003, respectively	83,556	70,902
Inventories	38,639	34,573
Deferred tax assets, net	3,395	2,846
Income tax receivable	—	987
Prepaid expenses and other current assets	3,901	3,937

Total current assets	131,685	114,996
Property, plant and equipment, net	35,917	37,076
Goodwill, net	80,676	80,097
Deferred income tax assets, net	3,216	4,290
Other assets, net	1,083	1,269

Total assets	$252,577	$237,728

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term debt	$6,526	$5,617
Accounts payable	45,373	38,976
Accrued expenses and other	27,840	29,107
Customer advances	10,453	5,527
Income tax payable	1,425	697

Total current liabilities	91,617	79,924
Long-term debt, excluding current installments	38,935	38,003
Long-term deferred tax liabilities	387	1,327
Postretirement benefit and other long-term liabilities	11,226	11,897

Total liabilities	142,165	131,151

Series B redeemable convertible preferred stock (aggregate redemption value of $15,000), $.01 par value. 15,000 shares authorized, issued and outstanding (net of issuance costs)	14,222	14,101

Stockholders’ equity:
Preferred stock $.01 par value. Authorized 5,000,000 shares (of which 500,000 are designated as Series A and 15,000 are designated as Series B); no shares issued and outstanding (except Series B shares above)	—	—
Series A preferred stock, $.01 par value. Authorized 500,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 50,000,000 shares; issued and outstanding 15,890,434 and 15,854,067 shares as of December 31, 2004 and 2003, respectively	158	159
Additional paid-in capital	97,044	97,351
Accumulated earnings	7,229	8,115
Treasury stock, 852,819 and 795,692 shares at cost as of December 31, 2004 and 2003, respectively	(8,335)	(7,182)
Accumulated other comprehensive gain (loss)	94	(2,127)
Notes receivable from officers	—	(3,840)

Total stockholders’ equity	96,190	92,476

Commitments and contingencies
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$252,577	$237,728

NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues	$91,807	$77,035	$321,451	$281,462
Cost of goods sold	70,479	59,414	246,717	215,459

Gross profit	21,328	17,621	74,734	66,003
Selling, general and administrative expense	14,065	13,185	54,230	51,476
Depreciation and amortization expense	1,326	1,418	5,376	5,069
Closure and other	1,336	1,158	4,098	2,105
Interest expense	1,125	996	3,846	4,085
Write-off of unamortized debt costs	—	—	667	—
Interest cost on post-retirement benefit liability	155	209	830	837
Interest income	—	(49)	(123)	(190)
Other expense, net	758	381	2,153	1,211

Income before income taxes and cumulative effect of change in accounting principle	2,563	323	3,657	1,410
Income tax provision	2,579	744	3,043	1,243

Net income (loss) before cumulative effect of change in accounting principle	(16)	(421)	614	167
Cumulative effect of change in accounting principle (net of tax effect of $18K)	—	—	—	34

Net income (loss)	$(16)	$(421)	$614	$133
Preferred stock dividends	375	375	1,500	1,152

Net loss allocable to common stockholders	$(391)	$(796)	$(886)	$(1,019)

Earnings per share—basic:
Net loss before cumulative effect of change in accounting principle	$(0.02)	$(0.05)	$(0.06)	$(0.06)
Cumulative effect of change in accounting principle	—	—	—	—

Net loss allocable to common stockholders	$(0.02)	$(0.05)	$(0.06)	$(0.06)

Earnings per share—diluted:
Net loss before cumulative effect of change in accounting principle	$(0.02)	$(0.05)	$(0.06)	$(0.06)
Cumulative effect of change in accounting principle	—	—	—	—

Net loss allocable to common stockholders	$(0.02)	$(0.05)	$(0.06)	$(0.06)

Basic weighted average number of shares of common stock outstanding	15,734	15,854	15,824	15,841
Diluted weighted average number of shares of common stock outstanding	15,734	15,854	15,824	15,841

NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended			Twelve Months Ended December 31,
	December 31,		September 30,
	2004	2003	2004	2004	2003
Revenue:
North American Operations	$54,063	$40,382	$50,912	$184,559	$132,670
Engineered systems	25,875	24,136	20,738	93,395	98,280
Automation & Control Systems	14,275	14,027	14,143	49,717	56,679
Eliminations	(2,406)	(1,510)	(1,480)	(6,220)	(6,167)

Total revenue	$91,807	$77,035	$84,313	$321,451	$281,462

Gross profit:
North American Operations	$14,220	$9,595	$12,590	$49,186	$33,775
Engineered Systems	4,298	5,706	4,456	17,557	22,525
Automation & Control Systems	2,810	2,320	1,914	7,991	9,703

Total gross profit	$21,328	$17,621	$18,960	$74,734	$66,003

Gross profit % of revenue:
North American Operations	26.3%	23.8%	24.7%	26.7%	25.5%
Engineered Systems	16.6%	23.6%	21.5%	18.8%	22.9%
Automation & Control Systems	19.7%	16.5%	13.5%	16.1%	17.1%
Total gross profit % of revenue	23.2%	22.9%	22.5%	23.2%	23.5%

Selling, general and administrative expense:
North American Operations	$6,732	$6,401	$5,834	$24,787	$23,657
Engineered Systems	3,781	4,673	3,832	16,013	19,237
Automation & Control Systems	1,102	1,344	1,098	4,514	4,906
Corporate and other	2,450	767	2,526	8,916	3,676

Total operating expenses	$14,065	$13,185	$13,290	$54,230	$51,476

Segment profit:
North American Operations	$7,489	$3,194	$6,756	$24,399	$10,118
Engineered Systems	517	1,033	624	1,544	3,288
Automation & Control Systems	1,709	976	816	3,477	4,797
Corporate and other	(2,450)	(767)	(2,526)	(8,916)	(3,676)

Total segment profit	$7,265	$4,436	$5,670	$20,504	$14,527

Bookings:
North American Operations	$53,505	$35,802	$47,600	$201,676	$132,467
Engineered Systems	25,887	20,098	5,739	88,260	71,445
Automation & Control Systems	10,879	13,629	8,106	45,137	51,401

Total bookings	$90,271	$69,529	$61,445	$335,073	$255,313

	As of December 31,		As of Sept 30, 2004
	2004	2003
Backlog:
North American Operations	$34,231	$15,216	$33,957
Engineered Systems	40,456	45,009	40,074
Automation & Control Systems	2,887	3,726	5,078

Total backlog	$77,574	$63,951	$79,109

NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO NON-GAAP

DISCLOSURES

(in thousands, except per share data)

	For the Quarter Ended December 31, 2004
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Net loss	(16)
Certain adjustments:
Closure and other	1,336
Loss on foreign exchange, net (1)	752
Tax effect of certain adjustments (2)	(651)
Tax valuation allowances (3)	1,082
Impact of change in annual effective tax on current quarter	123

Adjusted net income	$2,626
Preferred stock dividends	(375)

Income available to common shareholders (adjusted for certain items)	$2,251

Basic EPS (adjusted for certain items):
Income available to common stockholders	$2,251	15,734	$0.14

Effect of dilutive securities
Stock options	—	77

Diluted EPS (adjusted for certain items):
Income available to common stockholders	$2,251	15,811	$0.14

	For the Quarter Ended December 31, 2003
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Net loss	$(421)
Certain adjustments:
Closure and other	1,158
Loss on foreign exchange, net (1)	273
Tax effect of certain adjustments (2)	(520)
Tax valuation allowances (3)	349
Impact of change in annual effective tax on current quarter	203

Adjusted net income	$1,042
Preferred stock dividends	(375)

Income available to common shareholders (adjusted for certain items)	$667

Basic EPS (adjusted for certain items):
Income available to common stockholders	$667	15,854	$.04

Effect of dilutive securities
Stock options	—	50

Diluted EPS (adjusted for certain items):
Income available to common stockholders	$667	15,904	$.04

(1)	Included in Other expense, net in the accompanying income statement.
(2)	Calculated at the nominal tax rate for the period.
(3)	Tax valuations for the Company’s U.K. and Canadian operations.

NATCO GROUP INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF EARNINGS AND EARNINGS PER SHARE TO NON-GAAP

DISCLOSURES

(in thousands, except per share data)

	For the Year Ended December 31, 2004
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Net income	$614
Certain adjustments:
Closure and other	4,098
Write-off deferred loan costs	667
Loss on foreign exchange, net (1)	2,051
Tax effect of certain adjustments (2)	(2,286)
Tax valuation allowances (3)	1,082

Adjusted net income	$6,226
Preferred stock dividends	(1,500)

Income available to common shareholders (adjusted for certain items)	$4,726

Basic EPS (adjusted for certain items):
Income available to common stockholders	$4,726	15,824	$0.30

Effect of dilutive securities
Stock options	—	92

Diluted EPS (adjusted for certain items):
Income available to common stockholders	$4,726	15,916	$0.30

	For the Year Ended December 31, 2003
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Net income	$133
Certain adjustments:
Closure and other	2,105
Loss on foreign exchange, net (1)	931
Tax effect of certain adjustments (2)	(1,068)
Tax valuation allowances (3)	349

Adjusted net income	$2,450
Preferred stock dividends	(1,152)

Income available to common shareholders (adjusted for certain items)	$1,298

Basic EPS (adjusted for certain items):
Income available to common stockholders	$1,298	15,841	$.08

Effect of dilutive securities
Stock options	—	66

Diluted EPS (adjusted for certain items):
Income available to common stockholders	$1,298	15,907	$.08

(1)	Included in Other expense, net in the accompanying income statement.
(2)	Calculated at the nominal tax rate for the period.
(3)	Tax valuations for the Company’s U.K. and Canadian operations.